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                                                                    EXHIBIT 99.1

EPIX CONTACT INFORMATION
Peyton Marshall, Chief Financial Officer
Sydney Barrett, Investor Relations Manager
Phone (617) 250-6012


                            FOR IMMEDIATE RELEASE ---
JULY 10, 2003

  EPIX ANNOUNCES RESULTS OF FINAL PHASE III TRIALS OF MS-325 FOR MR ANGIOGRAPHY
               RENAL AND PEDAL MRA STUDIES MEET PRIMARY ENDPOINTS
                  SUPPORTING BROAD VASCULAR IMAGING INDICATION


CAMBRIDGE, MA, JULY 10, 2003 Results from EPIX Medical Inc.'s (Nasdaq: EPIX) final two Phase III MS-325 clinical trials in patients with suspected vascular disease in the renal and pedal arteries (kidneys and feet) were announced today concurrent with the Eleventh Annual Scientific Meeting of the International Society of Magnetic Resonance in Medicine (ISMRM) in Toronto. Each trial met its primary clinical endpoint, demonstrating statistically significant improvement in accuracy for detecting renal and pedal vascular disease with MS-325-enhanced magnetic resonance angiography (MRA) compared to non-contrast MRA. These final two Phase III studies further support results from previous Phase III studies and will form the basis for the NDA submission planned for later in the year, requesting a broad MRA indication. The company expects MS-325 to be the first contrast agent submitted to the FDA for an MRA indication.

 "We believe that these latest study results, as part of the complete MS-325 Phase III database, will provide a very strong package to support the broad use of MS-325 in MRA, which we see as the next generation of MR contrast," said EPIX CEO Michael D. Webb. "Our NDA submission will include the results from all four Phase III MS-325 clinical trials in patients with suspected vascular disease in the aortoiliac, pedal and renal arteries. After recent consultation with the FDA, we continue to believe that our MRA studies in these widely varying vascular areas will support a broad indication for MRA using MS-325."

"Previous studies with MS-325 support the safety and efficacy of this novel imaging agent in the aortoiliac region, where blood flow can be turbulent. The results of these final two studies confirm the wide range of vascular beds that can be examined using MS-325 MRA," said Gregory Sorensen, M.D., Associate Professor of Radiology at Harvard Medical School and Medical Director for EPIX. Dr. Sorensen further commented, "These Phase III studies show that MS-325 aids the imaging of blood flow to organs such as the kidneys, and areas of slow blood flow such as the feet. The consistency of the results shown in all four Phase III studies has demonstrated that MS-325 should enable physicians to make important decisions about the care of their patients with greater confidence and accuracy."


RENAL MRA TRIAL RESULTS
In the renal Phase III study, 145 patients with suspected disease in the renal arteries received a 0.03 mmol/kg dose of MS-325. MS-325-enhanced MR angiograms, non-contrast MRAs, and X-ray angiograms were obtained. The primary clinical endpoint of the trial (improvement in accuracy over non-


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contrast MRA) was met. Using X-ray angiography as the clinical standard, the three individual MRA readers achieved an accuracy for MS-325-enhanced MRA of 73%, 79% and 79%, with a mean of 77%. The X-ray inter-reader accuracy agreement was 84%. The MRA readers achieved an accuracy for non-contrast MRA of 45%, 56% and 51%, with a mean of 50%. MS-325-enhanced MRA showed clinically significant improvement in accuracy of 29, 23 and 28 percentage points compared to non-contrast MRA for each of the three radiologist readers. The improvements were statistically significant for all readers (p less than 0.001.)

All readers showed improved specificity of 29, 23 and 25 percentage points (p less than 0.001) with MS-325-enhanced MRA compared to non-contrast MRA. Specificity for the readers was 77%, 82% and 82% for MS-325-enhanced MRA, compared to 48%, 59% and 57%, respectively, for non-contrast MRA. The X-ray inter-reader specificity agreement was 88%. All readers showed better sensitivity with MS-325-enhanced MRA than non-contrast MRA, with improvements of 26, 24 and 41 percentage points (p less than 0.005). Sensitivity of the blinded readers was 57%, 66% and 64% for MS-325-enhanced MRA, compared to 30%, 42% and 23%, respectively, for non-contrast MRA. The X-ray inter-reader sensitivity agreement was 70%. Adverse events (AEs) possibly or probably related to MS-325 in this trial were generally mild and transient. The most frequent AEs were nausea (7.6%), pruritus or itching (7.6%), and headache (4.8%).

PEDAL MRA TRIAL RESULTS
In the pedal Phase III study, 96 patients with suspected pedal artery stenosis received a 0.03 mmol/kg dose of MS-325. MS-325-enhanced MR angiograms, non-contrast MRAs, and X-ray angiograms were obtained. The primary clinical endpoint of the trial (improvement in accuracy over non-contrast MRA) was met. Using X-ray angiography as the clinical standard, the three individual MRA readers achieved an accuracy for MS-325-enhanced MRA of 81%, 73% and 73%, with a mean of 76%. The X-ray inter-reader accuracy agreement was 79%. The MRA readers achieved an accuracy for non-contrast MRA of 63%, 66% and 60%, with a mean of 63%. MS-325-enhanced MRA showed clinically significant improvement in accuracy of 18, 7 and 13 percentage points compared to non-contrast MRA for all of the three radiologist readers. The improvements were statistically significant for two of the three readers (p less than 0.01).

The three readers showed improved specificity of 21, 34 and 34 percentage points (p less than 0.01) with MS-325-enhanced MRA compared to non-contrast MRA. Specificity for the readers was 60%, 66% and 63% for MS-325-enhanced MRA, compared to 39%, 32% and 28%, respectively, for non-contrast MRA. The X-ray inter-reader specificity agreement was 78%. Readers did not show a change in sensitivity with MS-325-enhanced MRA when compared to non-contrast MRA, with differences of 16, -9 and 1 percentage points. Sensitivity of the blinded readers was 93%, 78% and 79% for MS-325-enhanced MRA, compared to 77%, 87% and 78%, respectively, for non-contrast MRA. The X-ray inter-reader sensitivity agreement was 81%. The adverse events (AEs) possibly or probably related to MS-325 were generally mild and transient. The most frequent AEs were paresthesia or tingling (7.3%), taste perversion (4.2%) and flushing, dry mouth and feeling cold, (each 2.1%).

A supplemental 0.05 mmol/kg dose group of 89 patients was also studied in the pedal trial to confirm the optimal recommended dose of MS-325. MS-325-enhanced MR angiograms, non-contrast MRAs, and X-ray angiograms were obtained. MS-325 demonstrated similar results at both the 0.03 mmol/kg and 0.05 mmol/kg doses, demonstrating that the 0.03 mmol/kg dose is the most appropriate dose in all vascular beds studied.


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METHODS OF ANALYSIS
The renal and pedal MRA Phase III trials used the same methods of analysis as the previous Phase III trials. The primary endpoint was improvement in accuracy of MS-325-enhanced MRA versus non-contrast MRA. In each study, three radiologists, blinded to the acquisition method and patient history, analyzed each patient's MRA images to determine the presence or absence of clinically significant stenosis (>50% blockage) for both MS-325-enhanced MRA and non-contrast MRA. Two additional blinded radiologists analyzed all of the X-ray angiograms to provide a basis of comparison of MRA results for accuracy against X-ray angiography, which is the clinical standard of reference. When the two X-ray readers disagreed, a third blinded radiologist provided a deciding opinion on the reading. Patients with uninterpretable X-ray angiograms were not included in this primary analysis. Agreement between individual X-ray readers was used to provide a benchmark for individual MRA reader performance against the standard of reference.

ADDITIONAL RENAL AND PEDAL MRA TRIAL ANALYSES
Several additional analyses of clinically important MS-325 features were conducted. In both the renal and pedal studies, MS-325 significantly increased the number of patients whose images were clinically interpretable. Fewer than 1% of all patients in the renal study had MS-325-enhanced MRA images that were uninterpretable, compared to 33% for non-contrast MRA and approximately 7% for X-ray. Approximately 2% of patients had uninterpretable pedal angiograms using MS-325-enhanced MRA, compared to 16% for non-contrast MRA and approximately 8% for X-ray.

The potential role for MS-325 in patient management was subjected to an independent, blinded analysis by two vascular surgeons to determine whether or not surgical intervention was appropriate. In the renal trials the patient management decision using MS-325-enhanced MRAs agreed with the treatment course indicated by the X-ray angiograms 85% of the time, while non-contrast MRA agreed with the X-ray angiogram next-course of patient management 60% of the time. In the pedal trial, the next course of patient management indicated by the MS-325-enhanced MRAs agreed with the treatment course indicated by the X-ray angiograms 76% of the time, while non-contrast MRA agreed with the X-ray angiogram next-course of patient management 57% of the time.

SUMMARY OF THE MS-325 CLINICAL TRIAL PROGRAM
The success of MS-325-enhanced MRA in all four Phase III trials demonstrates the potential clinical utility of MS-325. The Phase III trials were conducted in 83 clinical sites on 4 continents, and involved 782 patients. In all four trials, based on blinded interpretation of nearly 4,000 vessels, MS-325 provided significant improvement in diagnostic efficacy compared to non-contrast MRA, and the overall accuracy of MS-325-enhanced MRA was similar to the individual X-ray reader's inter-reader accuracy.

ABOUT MS-325
MS-325 is a (MRI) blood pool contrast agent that binds to serum albumin, and brightens the blood for an extended period. These features may allow clinicians to collect more meaningful data, provide a cost-effective and less invasive way to diagnose disease than current methods, and potentially diagnose disease earlier from a comprehensive set of high-resolution medical images. A sample image is downloadable from the EPIX website at www.epixmed.com.

An estimated 62 million people in the United States have some form of cardiovascular disease, and approximately 4.8 million angiograms were performed in the US in 2002 in the cerebral, carotid, renal, and other peripheral arteries. It is currently estimated that only 25% of the 10 million Americans affected by peripheral vascular disease have been diagnosed. EPIX believes that there may be two to three million people who are unlikely to undergo an X-ray angiogram but who could benefit from a minimally-invasive MRA using MS-325. Schering AG, Germany (FSE:SCH; NYSE:SHR) is EPIX' development partner for MS-325.


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CONFERENCE CALL AND WEB CAST
EPIX will host a conference call and live webcast of its conference call discussing these Phase III Trial results at 4:30 PM EST on Thursday, July 10, 2003. Michael D. Webb, Chief Executive Officer, will host the call, joined by members of the EPIX management team, as well as noted cardiologist Dr. Emile R. Mohler, III MD, Director of Vascular Medicine at the University of Pennsylvania Health System. Dial-in number for the conference call is 888-464-7607. Two hours after the call, an encore recording of the call will be available and can be accessed until July 18 at 800-642-1687. The call ID for the encore recording is 1608346. The press release and the webcast can be accessed by visiting the EPIX website at www.epixmed.com. Please connect to the EPIX website at least 10 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the live webcast. Two hours after the live webcast, an archived version of the call will be available on the EPIX website by clicking on "Investor Relations".

ABOUT EPIX MEDICAL
EPIX Medical, based in Cambridge, MA, is a specialty pharmaceutical company and a leading developer of targeted MRI contrast agents for the diagnosis and clinical management of disease. The Company's principal product under late-stage development, MS-325, is designed specifically for vascular imaging with MRI. To receive EPIX' latest news and other corporate developments, please visit the EPIX web site at www.EPIXmed.com.

SAFE HARBOR STATEMENT
THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS OF THE COMPANY'S MANAGEMENT. SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE PROJECTED, INCLUDING RISKS AND UNCERTAINTIES RELATED TO THE CONDUCT OF, AND RESULTS OBTAINED FROM, OUR CLINICAL TRIALS, OUR DEPENDENCE ON CORPORATE COLLABORATIONS, OUR ABILITY TO DEVELOP MULTIPLE APPLICATIONS FOR OUR PRODUCTS AND TECHNOLOGIES, MARKET ACCEPTANCE OF OUR PRODUCTS, REIMBURSEMENT POLICIES OF THIRD-PARTY PAYORS WITH RESPECT TO OUR OWN PRODUCTS, COMPETITION AND TECHNOLOGICAL CHANGE. EPIX EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN EPIX' EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

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